UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 30, 2022

GUERRILLA RF, INC.
(Exact name of Registrant as specified in its charter)

Delaware	000-56238	85-3837067
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

1196 Pleasant Ridge Road, Suite 5 Greensboro, NC	27409
(Address of principal executive offices)	(Zip Code)

(336) 510-7840
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:  None.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On December 30, 2022, Guerrilla RF, Inc. (the “Company”) announced the initial closing of its private placement of up to $10.0 million in aggregate gross proceeds for the Company (the “Offering”) as it entered into a Unit Purchase Agreement (the “Unit Purchase Agreement”) with 57 accredited investors (the “Purchasers”) pursuant to which the Company sold 3,882,340 units (the “Units”), each Unit consisting of one (1) share of the Company’s common stock, par value $0.0001 per share (“Common Stock”) and one (1) warrant to purchase one-half (0.5) of a share of Common Stock (the “Warrant”).  The purchase price of each Unit was $1.30 per Unit, resulting in gross proceeds at this initial closing of approximately $5.0 million before deduction of estimated Offering expenses of approximately $700,200.

Pursuant to the terms of the Offering, the Company may continue to accept subscriptions for Units and have one or more additional closings through February 28, 2023.

Each full Warrant has an exercise price of $2.00 per whole share of Common Stock, subject to adjustment, and is exercisable for a period of five years beginning six (6) months from the date of the final closing of the Offering.

In connection with the Offering, the Company also entered into a registration rights agreement (the “Registration Rights Agreement”) with the Purchasers, pursuant to which the Company is required to prepare and file a registration statement with the Securities and Exchange Commission (the “SEC”) covering the resale of (i) the shares of Common Stock issued to the Purchasers in the Offering, and (ii) the shares of Common Stock issuable upon exercise of the Warrants (the “Warrant Shares”) within 30 days following the final closing of the Offering.  The Company is required to use its reasonable best efforts to cause the registration statement to be declared effective no later than 120 days following the final closing of the Offering.

Laidlaw & Company (UK), Ltd. served as the exclusive placement agent and GP Nurmenkari, Inc. served as a selected dealer for the Offering (collectively, the “Placement Agents”).  In addition to an aggregate cash fee of approximately $504,704, representing 10% of the gross proceeds from the initial closing, the Placement Agents will receive warrants (the “Placement Agent Warrants”) to purchase 582,351 shares of Common Stock (the “Placement Agent Warrant Shares”).  The Placement Agent Warrants are exercisable for a period of five years and have an exercise price of $1.30 per share.

The Units, the Placement Agent Warrants, and the Placement Agent Warrant Shares have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), but were offered and sold pursuant to an exemption from registration provided by Section 4(a)(2) of the Securities Act and Rule 506 of Regulation D promulgated thereunder.

The foregoing summary of the Unit Purchase Agreements, the Warrants, the Registration Rights Agreement, and the Placement Agent Warrants does not purport to be complete and is qualified in its entirety by reference to the full text of the forms of the Purchase Agreement, the Warrant, the Registration Rights Agreement, and the Placement Agent Warrant, copies of which are filed as Exhibit 10.1, 10.2, 10.3 and 10.4, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

ITEM 3.02. UNREGISTERED SALES OF EQUITY SECURITIES.

References to the offer and sale of the Units and the issuance of the Placement Agent Warrants (including the Placement Agent Warrant Shares issuable upon exercise of the Placement Agent Warrants) set forth under Item 1.01 are incorporated by reference into this Item 3.02.

ITEM 8.01. OTHER EVENTS.

On January 3, 2023, the Company issued a press release announcing the initial closing of the Offering.  The press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.  Consequently, it is not deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section.  Such materials may only be incorporated by reference into another filing under the Exchange Act or the Securities Act if such subsequent filing specifically references this Form 8-K.

The press release contains forward-looking statements regarding the Company and includes cautionary language identifying important factors that could cause actual results to differ materially from those anticipated.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits

EXHIBIT INDEX

Exhibit Number	Description
10.1	Form of Unit Purchase Agreement
10.2	Form of Warrant
10.3	Form of Registration Rights Agreement
10.4	Form of Placement Agent Warrant
99.1	Press Release, dated January 03, 2023, furnished herewith.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GUERRILLA RF, INC.

Date: January 03, 2023	By:	/s/ Ryan Pratt
Ryan Pratt
Chief Executive Officer